SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                       ___________________

                             Form 8-K


                          CURRENT REPORT


                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported):   1-29-99



                 AMERON INTERNATIONAL CORPORATION
      (Exact name of registrant as specified in its charter)



         Delaware                1-9102              7-0100596
(State or other jurisdiction   (Commission         (IRS Employer
 of Incorporation)             File Number)     Identification No.)



  245 South Los Robles Ave., Pasadena, California     91101
      (Address of principal executive offices)      (Zip Code)


       Registrant's telephone number, including area code:
                         (626) 683-4000



Item 5.   Other Events

The attached announcement was released to the news media on January 29, 1999.

























                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                         AMERON INTERNATIONAL CORPORATION



                         By:  _____________________________
                              Javier Solis
                              Senior Vice President & Secretary

Date: February 2, 1999


N E W S   R E L E A S E
January 29, 1999


Offices:
James S. Marlen, Chairman, President & Chief Executive Officer
Gary Wagner, Senior Vice President, Chief Financial Officer
Telephone:  626-683-4000


AMERON REPORTS RECORD RESULTS

     PASADENA, Calif.-Ameron International Corporation ("Ameron" or "Company") (NYSE: AMN) today reported record results for its fiscal year ended November 30, 1998. Diluted 1998 earnings were $5.08 per share on sales of $552.1 million. Excluding the effects of non-recurring charges and gains on asset sales, earnings from operations were $4.25 per share in 1998, the second highest in the Company's history. In 1997, Ameron earned $4.73 per share on sales of $533.5 million.

     Fourth-quarter 1998 sales and earnings were $156.9 million and $2.71 per share, respectively. Excluding the nonrecurring items, earnings were $1.58 per share in the fourth quarter. This compares with the fourth-quarter 1997 sales and earnings per share of $147.4 million and $1.48, respectively.

     As previously announced, Ameron sold its 50% ownership in Gifford-Hill-American ("GHA"), a Texas-based concrete pipe company, in 1998 and realized a pretax gain of $24 million. In addition to the sale of GHA, Ameron sold two idle assets for a pretax gain of $2.8 million. Partially offsetting these one-time gains were asset write-downs totaling $18.7 million and charges totaling $3 million associated with a cost reduction program implemented in the second half of 1998.

     Commenting on the Company's financial results for 1998, James S. Marlen, Ameron's Chairman, President and Chief Executive Officer, stated, "It was a very difficult year in which we had to take decisive actions, including a comprehensive repositioning and cost reduction program to offset an extraordinary convergence of events that confronted our markets. Weather conditions early in the year hampered concrete and steel pipe deliveries as well as reducing demand for protective coatings. Also, a six-week strike at our main steel pipe plant delayed shipments during the first half of the year. The most significant factors, however, have been the dramatic decline in oil prices and the Asian economic situation, which have directly
impacted our fiberglass-composite pipe and coatings businesses.   Both of
these businesses are major suppliers to customers in the oil, gas and petrochemical markets, which have responded to these economic changes by significantly curtailing capital spending. The consequence of lower worldwide demand in our markets has intensified competitive pressures and reduced margins. The cost reduction actions that we implemented in 1998 will allow Ameron to remain highly competitive and enhance profitability despite the adverse business climate."

     Ameron's concrete and steel pipe business recovered from a slow first half by accelerating deliveries during the second half. Operating profit improved accordingly and was higher than in 1997. The West Coast market for water-delivery pipe systems remains strong, and Ameron's concrete and steel pipe business enters 1999 with a healthy order backlog of approximately $135 million.

     Ameron's fiberglass-composite pipe business had higher sales and earnings than last year, despite the steep decline in oil prices. Strength in the U.S. fuel-handling market and international demand for industrial and offshore applications more than offset the slowdown in the worldwide oilfield markets. The outlook for fiberglass-composite pipe remains solid, assuming no further erosion in oil prices.

     Ameron Coatings had higher sales in 1998 compared to 1997, due to the acquisition of the former Croda Coatings in April 1998. Excluding the acquisition, sales and earnings declined compared to 1997. The business experienced lower demand and severe competition in key market segments
worldwide, and especially in the U.S.   Ameron's industrial coatings are
widely used in oil, gas and petrochemical markets, as well as offshore platform and marine markets, all affected by the price of oil and the Asian economy. The integration and restructuring of Croda Coatings is progressing as planned, and it will be a positive contributor to Ameron Coatings' financial performance and is expected to be accretive to earnings in the first full year of operations. While the coatings markets are not expected to improve significantly in the near term, Ameron's profitability is expected to increase because of actions taken in 1998.

     Ameron Hawaii's sales and earnings improved versus last year due to higher government and military construction spending. Hawaiian operations have also benefited from aggressive cost reduction programs initiated during 1997. Construction activity on Hawaii is not expected to improve significantly over the near term, and the Hawaiian economy continues to be slowed by lower tourism, which has been adversely affected by the Asian economic situation.

     James Marlen stated, "On balance, given the extremely difficult circumstances, the Company performed very well in 1998, with reported earnings being the highest and earnings from operations being the second highest in Ameron's history. We enter 1999 as a stronger company and look forward to improved profitability."


     Cautionary statement for purposes of the "Safe Harbor" provisions of The Private Securities Litigation Reform Act of 1995: Any statements in this report that refer to Ameron's estimated or anticipated future results are forward-looking and reflect the Company's current analysis of existing trends and information. Actual results may differ from current expectations based on a number of factors affecting Ameron's businesses, including competitive conditions and changing market situations. Matters affecting the economy generally, including the state of economics worldwide, can affect Ameron's results. Forward-looking statements represent the Company's judgment only as of the date of this report. Since actual results could differ materially, the reader is cautioned not to rely on these forward-looking statements. Moreover, Ameron disclaims any intent or obligation to update these forward-looking statements.


                      Ameron International Corporation
                     Consolidated Statements of Income
                      Fourth Quarter Ended November 30,
                 (In thousands except share and per share data)

                                                1998                1997
                                             ---------           ---------
Sales                                        $ 156,939           $ 147,397
Cost of Sale                                  (116,397)           (113,095)
                                             ---------           ---------
Gross Profit                                    40,542              34,302

Selling, General and Administrative Expense   ( 30,228)           ( 22,968)
Royalty, Equity and Other Income                 3,572               2,630
                                             ---------            ---------
Operating Profit                                13,886              13,964

Gain/(Loss) on Sales of Assets                  26,862            (    210)
Asset Write-Downs and Other Charges           ( 19,866)                  0
                                             ---------            ---------
Income before Interest and Income Taxes         20,882              13,754

Interest, net                                 (  3,931)           (  2,905)
                                              ---------           ---------
Income before Income Taxes                      16,951              10,849
Income Taxes                                  (  5,933)           (  4,735)
                                              ---------           ---------
Net Income                                   $  11,018           $   6,114
                                              =========           =========
Basic Net Income Per Share (Based on
  Weighted Average Shares Outstanding
  of 4,016,852 Shares in 1998 and
  4,003,452 Shares in 1997)                  $    2.74           $    1.53
                                              =========           =========
Diluted Net Income Per Share (Based on
  Diluted Common Shares Outstanding
  of 4,084,377 Shares in 1998 and
  4,094,885 Shares in 1997)                  $    2.71           $    1.48
                                              =========           =========
Cash Dividends Paid                          $     .32            $    .32
                                              =========           =========



                        Ameron International Corporation
                       Consolidated Statements of Income
                        Twelve Months Ended November 30,
                  (In thousands except share and per share data)

                                                1998             1997
                                              ---------        ---------
Sales                                         $ 552,146        $ 533,506
Cost of Sales                                  (412,934)        (397,823)
                                              ---------        ---------
Gross Profit                                    139,212          135,683

Selling, General and Administrative Expenses   (109,345)        (103,075)
Royalty, Equity and Other Income                 11,943           10,557
                                               ---------        ---------
Operating Profit                                 41,810           43,165

Gain/(Loss) on Sales of Assets                   26,853         (     64)
Asset Write-Downs and Other Charges            ( 21,669)             -
                                               ---------        ---------
Income before Interest and Taxes                 46,994           43,101

Interest, net                                  ( 15,077)        ( 11,855)
                                               ---------        ---------
Income before Income Taxes                       31,917           31,246
Income Taxes                                   ( 11,171)        ( 11,874)
                                               ---------        ---------
Net Income                                    $  20,746        $  19,372
                                               =========        =========
Basic Net Income Per Share (Based on
  Weighted Average Shares Outstanding
  of 4,016,852 Shares in 1998 and
  4,003,452 Shares in 1997)                   $    5.17        $    4.84
                                               =========        =========
Diluted Net Income Per Share (Based on
  Diluted Common Shares Outstanding
  of 4,084,377 Shares in 1998 and
  4,094,885 Shares in 1997)                   $    5.08        $    4.73
                                               =========        =========
Cash Dividends Paid                           $    1.28        $    1.28
                                               =========        =========


                       Ameron International Corporation
                     Consolidated Statements of Cashflow
                       Twelve Months Ended November 30,
                                (In thousands)
                                                1998               1997
                                              ---------          ---------
Operating Activities
  Net Income                                  $  20,746          $  19,372
  Adjustments to Reconcile
    Net Income to Net Cash                       12,693             21,704
Changes in Operating Assets
    and Liabilities                               4,673            (49,195)
                                               ---------          ---------
Cash Provided (Used) By Operations               38,058             (8,119)

Investing Activities
  Proceeds from Sale of Assets                   30,395              2,287
  Additions to Property, Plant
    and Equipment                               (32,744)           (24,860)
     Acquisitions                               (46,419)                -
     Investment in Affiliated Companies           1,000                 -
       Other, Net                                   584             (2,645)
                                               ---------           ---------
Cash Used by Investing Activities               (47,184)           (25,218)

Financing Activities
  Short and Long-Term Borrowings, Net            19,822             29,676
  Dividends on Common Stock                      (5,141)            (5,124)
  Other, Net                                        920                808
                                               ---------          ---------
Cash Provided by Financing Activities            15,601             25,360

Effect of Exchange Rate Changes on Cash              53               (556)
                                               ---------          ---------
Net Change in Cash                            $   6,528           $  (8,533)
                                               =========          =========

                      Ameron International Corporation
                        Consolidated Balance Sheets
                               (In thousands)
                             As of November 30
                                                 1998               1997
                                               ---------          ---------
ASSETS
Current Assets
  Cash and Equivalents                         $  16,376          $   9,848
  Receivables, Net                               136,380            122,352
  Inventories                                    112,514             95,752
  Other                                           14,280             13,340
                                                ---------          ---------
    Total Current Assets                         279,550            241,292
Investments and Advances -
  Affiliated Companies                            22,182             33,777
Property, Plant and Equipment, Net               157,918            127,678
Other Assets                                      46,429             30,478
                                                ---------          ---------
  Total Assets                                 $ 506,079          $ 433,225
                                                =========          =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Short-Term Borrowings                        $   3,024          $     715
  Current Portion of Long-Term Debt               12,681             17,654
  Trade Payables                                  37,273             31,988
  Accrued Liabilities and Other                   53,353             32,561
     Federal and other income taxes               23,499              4,347
                                                ---------          ---------
    Total Current Liabilities                    129,830             87,265
Long-Term Debt, Less Current Portion             165,308            140,917
Other Liabilities                                 43,773             52,061
                                                ---------          ---------
  Total Liabilities                              338,911            280,243
Stockholders' Equity
  Common Stock                                    13,007             12,946
  Additional Paid-In Capital                      17,828             16,969
  Retained Earnings                              187,174            171,569
  Accumulated Comprehensive Income                (8,062)            (5,723)
Treasury Stock                                   (42,779)           (42,779)
                                                ---------          ---------
    Total Stockholders' Equity                   167,168            152,982
                                                ---------          ---------
  Total Liabilities and Stockholders' Equity   $ 506,079          $ 433,225

                                                =========           =========